AMENDED AND RESTATED

BY-LAWS

OF

TECHNITROL, INC.

ARTICLE I

OFFICES

Section 1. The principal office shall be at 1210 Northbrook Drive, Suite 470, in Trevose, Commonwealth of Pennsylvania. The location of the principal office shall, at all times, be within the limits of the Commonwealth of Pennsylvania.

Section 2. The corporation may also have offices at such other places, both within and without the Commonwealth of Pennsylvania; as the board of directors may, from time to time, determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of the shareholders shall be held in the City of Philadelphia, Pennsylvania, or at such other places within or without the Commonwealth of Pennsylvania as the board of directors may designate.

Section 2. The annual meeting of the shareholders shall be held each year on such day and at such time and place as shall be determined in advance by the board of directors, when the shareholders shall elect such number of directors for such terms as provided in Article III, Section 1, of these by-laws, to serve until their successors are elected or chosen and qualify, and transact such other business as may properly be brought before the meeting. Any previously scheduled annual meeting may be postponed by action of the board of directors taken prior to the time such postponed meeting is scheduled to occur.

Section 3. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called at any time by the president, or a majority of the board of directors, or the holders of at least twenty percent of all the shares issued and outstanding and entitled to vote at the particular meeting, upon written request delivered to the secretary of the corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the secretary to call a special meeting of the shareholders to be held at such time, not less than ten or more than sixty days thereafter, as the secretary may fix. If the secretary shall neglect to issue such call, the person or persons making the request may issue the call.

Section 4. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder.

Section 5. The officer having charge of the transfer books for shares of the corporation shall prepare and make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to notice of the meeting and a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each which lists shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 6. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

Section 7. The holders of a majority of the issued and outstanding shares entitled to vote, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, any meeting of shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting on any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

Section 8. Whenever any corporate action is to be taken by a vote of shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, except where a different vote is required by law, the articles of incorporation, or these by-laws.

Section 9. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder, but no proxy shall be voted on or after three years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to vote at such meeting. In each election for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. All candidates receiving a majority of the votes cast shall be elected.

Section 10. In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any shareholder entitled to vote or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders entitled to vote or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder entitled to vote or his proxy. If there be three judges of election the decision, act or certificate of a majority, shall be effective in all respects as the decision, act or certificate of all.

Section 11. If the holders of a majority of the issued and outstanding shares entitled to vote collectively shall consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the shareholders.

Section 12. Without limiting any other notice requirements imposed by law, the articles of incorporation or these by-laws, any proposal to be presented by a shareholder at an annual shareholders meeting, other than a nomination for election to the board of directors, will be properly presented only if the shareholder: (1) has delivered to the secretary of the corporation a notice complying with the provisions of this Section 12 which has been in fact received by the secretary of the corporation no earlier than the December 1st and no later than the December 31st prior to the annual meeting at which such proposal is to be presented (or if the date of the annual meeting is after April 30 of any year, no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to such meeting (unless the date of the annual meeting is publicly announced by the corporation (in a public filing or otherwise) less than ninety (90) days prior to the date of such annual meeting, in which case the secretary of the corporation must have received such notice no later than the close of business on the tenth (10th) day after such meeting date is first so publicly announced)); (2) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner) of shares of the corporation at the time such notice is given pursuant to the requirements of this Section 12; and (3) is entitled to vote at the meeting: provided that nothing contained herein shall limit or restrict the right of a shareholder to present at a shareholders meeting any proposal made by such shareholder in accordance with Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as it may hereafter be amended, and included in the notice of meeting given by or at the direction of the board of directors. A shareholder's notice pursuant to this Section must include (a) a reasonably brief description of the business desired to be brought before the annual meeting and the text of any resolutions to be proposed for consideration; (b) the name, residence, and business address of such shareholder; (c) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear at the meeting to present the proposed business specified in the notice; (d) the number of shares of each class of stock of the corporation beneficially owned by such shareholder; (e) any derivative, swap, stock loan, proxy or other transaction or series of transactions engaged in by such shareholder, the purpose or effect of which is to give such shareholder economic risk or benefit similar to the ownership of any class of stock of the corporation, increase or decrease the voting power of such shareholder, or mitigate the economic risk (of ownership or otherwise) of shares of any class of stock of the corporation; (f) a description of all arrangements and understandings between such shareholder and any other person or persons (naming such person or persons) with respect to the proposal to be made by such shareholder; (g) a reasonably detailed description of any material interest of such shareholder in the business to be presented at the meeting; and (h) such other information regarding the proposed business as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the proposal been made by the corporation. If the board of directors or a committee of the board of directors, after affording the shareholder a reasonable opportunity to cure any deficiency which the board of directors or such committee identifies in the original notice, determines that notice of a proposal remains deficient, such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding on the corporation and its shareholders.

Shareholders seeking to nominate persons for election to the board of directors must comply with Section 13 and this Section 12 shall not be applicable to such nominations.

Section 13. Without limiting any other notice requirements imposed by law, the articles of incorporation or these by-laws, any nomination for election to the board of directors to be made at a shareholders meeting by a shareholder will be properly made only if the shareholder; (1) in the case of an annual meeting, has delivered to the secretary of the corporation a notice complying with the provisions of this Section 13 which has been in fact received by the secretary of the corporation no earlier than the December 1st and no later than the December 31st prior to the annual meeting at which such proposal is to be presented (or if the date of the annual meeting is after April 30 of any year, no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to such meeting (unless the date of the annual meeting is publicly announced by the corporation (in a public filing or otherwise) less than ninety (90) days prior to the date of such annual meeting, in which case the secretary of the corporation must have received such notice no later than the close of business on the tenth (10th) day after such meeting date is first so publicly announced)); (2) in the case of a meeting called for the election of directors other than an annual meeting, has delivered to the secretary of the corporation a notice complying with the provisions of this Section 13 which has been in fact received by the secretary of the corporation no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to such meeting (unless the date of the meeting is publicly announced by the corporation (in a public filing or otherwise) less than ninety (90) days prior to the date of such meeting, in which case the secretary of the corporation must have received such notice no later than the close of business on the tenth (10th) day after such notice is first so publicly announced); (3) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed, only if such beneficial owner was the beneficial owner) of shares of the corporation at the time such notice is given pursuant to the requirements of this Section 13; and (3) is entitled to vote at the meeting; provided that nothing contained herein shall limit or restrict the right of a shareholder to make a nomination for election to the board of directors pursuant to any rule which may be promulgated by the Securities and Exchange Commission pursuant to Section 14(a)(2) of the Securities Exchange Act of 1934 and included in the proxy statement for the meeting given by or at the direction of the board of directors. A shareholder's notice pursuant to this Section must include: (a) the name, residence and business address of the nominating shareholder; (b) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear at the meeting to nominate the individuals specified in the notice; (c) the number of shares of each class of stock of the corporation beneficially owned by such shareholder, (d) any derivative, swap, stock loan, proxy or other transaction or series of transactions engaged in by such shareholder, the purpose or effect of which is to give such shareholder economic risk or benefit similar to the ownership of any class of stock of the corporation, increase or decrease the voting power of such shareholder, or to mitigate the economic risk (of ownership or otherwise) of shares of any class of stock of the corporation; (e) a representation as to whether the shareholder intends to solicit proxies from, or deliver a proxy statement to, the other shareholders of the corporation; (f) all information relating to each proposed nominee that is required to be made in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14(a) under the Securities Exchange Act, as it may be amended; (g) a description of all direct and indirect agreements, arrangements, and understandings during the past three years, and any material relationships, between or among the nominating shareholder, on the one hand and each proposed nominee or his or her affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 202 of Regulation S-K promulgated by the Securities and Exchange Commission if such nominating shareholder were the "registrant" for purposes of such rule and the proposed nominee were a director or officer of such registrant; (h) a representation by each nominee that he or she does not have any undisclosed voting commitments or other arrangements with respect to such nominee's actions as a director; and (i) the written consent of each nominee to serve as a director.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the board shall be at least five and not more than nine, the exact number to be determined from time to time by the board. The directors shall be divided into three classes, namely, Classes I, II and III, with each class consisting of approximately one-third of the total number of directors. At the annual shareholders meeting in 2011, the terms of those directors which would have expired at the annual meetings in 2011 and 2012 shall expire and their successors shall be elected to serve one year terms. At the annual meeting in 2012 and each annual meeting thereafter, the terms of all directors previously elected shall expire and their successors shall be elected to serve one year terms. Directors elected as hereinbefore provided may not be removed prior to the expiration of their respective terms of office without cause. The board of directors may by a vote of not less than a majority of the authorized directors amend this Section to increase or decrease the number of directors constituting any class, without a vote of the shareholders, provided, however, that any such decrease shall not eliminate any directors then in office.

Section 2. Vacancies in any class and newly created directorships resulting from any increase in the authorized number of directors in any class shall be filled by a majority of the remaining number of the board, though less than a quorum. Each person so elected shall be a director to serve until the expiration of the term of the class to which he is elected and until his successor is elected by the shareholders.

Section 3. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

Section 4. No person shall be eligible to be nominated or elected as a director if at the time of such nomination or election such person has attained the age of seventy-two (72) years. Any director who attains the age of seventy-two (72) years during the terms of his directorship shall be permitted to continue to serve in such capacity for the remainder of his then-current term and shall thereafter be ineligible for nomination or election as a director.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

Section 6. The board of directors shall hold a meeting at the corporation's principal office immediately following the annual meeting of the shareholders at which new directors are elected, unless a different time and place shall be fixed by the shareholders at the meeting at which the new directors were elected, and no notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a majority of the whole board shall be present. In the event such meeting is not held at such time and place, or in the event of the failure of the shareholders to fix a different time or place for such meeting of the board of directors with its newly elected members, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7. Regular meetings of the board of directors may be held without notice on the third Wednesday of each month at the principal office of the corporation or at such other time or place as shall from time to time be determined by the board.

Section 8. Special meetings of the board may be called by the president on one day's notice to each director. The president or secretary shall call a special meeting on like notice on the written request of two directors, which request shall state the purpose or purposes of the proposed meeting.

Section 9. At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. One or more directors may participate in a meeting of the board of directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the board of directors.

Section 11. In the event a national disaster or national emergency is proclaimed by the President or Vice President of the United States, the directors, even though there may be less than a quorum present, may take all actions which they could have taken if a quorum had been present.

Section 12. The board of directors shall immediately after each annual meeting of shareholders (or at any regular or special meeting should the need arise by resignation, death or otherwise of the then current chairman), elect from among its members a chairman of the board. The chairman of the board may, but need not be, an officer of the corporation and shall preside at all meetings of the board of directors and shall undertake such other duties as the board of directors may from time to time prescribe.

COMMITTEE

Section 13. The board of directors may, by resolution passed by a majority of the whole board, designate two or more of its number to constitute an executive committee which, to the extent provided in such resolution shall have and exercise the authority of the board of directors in the management and business of the corporation. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

Section 14. By resolution passed by a majority of the whole board, the board of directors may establish such other committees for such other purposes which the board deems advisable. The board, by majority vote, after consultation with the chairman of the board shall appoint and/or remove the members of such other committees and fill any vacancies on such committees. Such other committees shall keep regular minutes of their proceedings and report the same to the board when required.

COMPENSATION OF DIRECTORS

Section 15. Compensation of directors shall be in such amounts as may be determined from time to time by resolution of the board of directors. Such compensation may include, in addition to expenses of attendance if any, a stated fee for each regular or special meeting of the board attended by a director as well as an annual retainer to be paid to each director if the board of directors so determines. Members of the executive committee or of any standing or special committee may, by resolution of the board, be allowed such additional compensation for their services on such committees as the board may from time to time determine. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1. Notices to directors and shareholders shall be in writing and given either personally or by sending a copy of such notice by mail or by facsimile transmission, e-mail or other electronic transmission.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The board of directors may also choose an executive vice president, additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two of the aforesaid offices, except those of the president and executive vice president, president and vice president or president and secretary, may be held by the same person.

Section 2. The board of directors, immediately after each annual meeting of shareholders, shall elect a chief executive officer, a president, each of whom may, but need not, be a director, and the board shall also annually choose a secretary, a treasurer and such assistant secretaries and other vice presidents, none of which need be members of the board of directors.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

CHIEF EXECUTIVE OFFICER

Section 6. The chief executive officer shall be the corporation's most senior officer, be responsible for the implementation of strategies, policies and resolutions adopted by the board of directors and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE PRESIDENT

Section 7. The president shall be the chief operating officer of the corporation, shall have general and active management of the day-to-day operations of the corporation.

Section 8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 9. The executive vice-president, if one be appointed, shall have such powers and perform such duties as the board of directors or the president may from time to time prescribe, and shall perform such other duties as may be prescribed in these by-laws. He shall exercise all the powers and discharge all the duties of the president during the latter's absence or inability to act and shall have power to sign all deeds, contracts and instruments authorized by the board of directors unless they otherwise direct.

The vice-president, or if there be more than one, the vice-presidents in the order of length of service unless otherwise determined by the board of directors, shall, in the absence or disability of the president or executive vice-president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the executive committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary.

Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 14. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF SHARES

Section 1. The certificates of shares of the corporation shall be numbered and registered in a share register as they are issued. They shall exhibit the name of the registered holder and the number and class of shares or a statement that such shares are without par value as the case may be.

Section 2. Every share certificate shall be signed by the president and the secretary and shall be sealed with the corporate seal which may be facsimile, engraved or printed.

Section 3. Where a certificate is signed (1) by a transfer agent or (2) by a transfer agent and/or registrar, the signature of such president and secretary may be facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

LOST OR DESTROYED CERTIFICATES

Section 4. The board of directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, destroyed or wrongfully taken.

TRANSFER OF SHARES

Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS

Section 6. The board of directors may fix a time, not more than ninety days, prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The board of directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

REGISTERED SHAREHOLDERS

Section 7. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

UNCERTIFICATED SHARES

Section 8. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall instruct its transfer agent to, send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 1 through 5 of this Article VI shall not apply to uncertificated shares and, in lieu thereof, the Corporation shall adopt alternative procedures for registration of transfers.

ARTICLE VII

INDEMNIFICATION, INSURANCE AND LIMITATION OF DIRECTORS' LIABILITY

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys, fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or such other court shall deem proper.

Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders.

Section 4. In addition to and notwithstanding the limited indemnification provided in Sections 1, 2 and 3 of this Article, the corporation shall indemnify and hold harmless its present and future officers and directors of, from and against any and all liability, expenses (including attorneys' fees), claims, judgments, fines and amounts paid in settlement, actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action by or in the right of the corporation), to which such person is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that such person is, was or at any time becomes, a director or officer of the corporation, or is or was serving or at any time serves at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other person of any nature whatsoever. Nothing contained in this Section 4 shall authorize the corporation to provide, or entitle any officer or director to receive, indemnification for any action taken, or failure to act, which action or failure to act is determined by a court to have constituted willful misconduct or recklessness.

Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1, 2 and 4 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Section 6. The indemnification, advancement of expenses and limitation of liability provided in this Article shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Nothing herein contained shall be construed as limiting the power or obligation of the corporation to indemnify any person in accordance with the Pennsylvania Business Corporation Law as amended from time to time or in accordance with any similar law adopted in lieu thereof. The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 8. The corporation shall also indemnify any person against expenses, including attorneys, fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Pennsylvania Business Corporation Law as amended from time to time or under any similar law adopted in lieu thereof.

Section 9. Any person who shall serve as director, officer, employee or agent of the corporation or who shall serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Pennsylvania Business Corporation Law as amended from time to time and in any similar law adopted in lieu thereof.

INSURANCE

Section 10. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

LIMITATION OF DIRECTORS' LIABILITY

Section 11. No director of this corporation shall be personally liable for monetary damages as such for any action taken, or failure to take any action, on or after January 27, 1987, unless (a) the director has breached or failed to perform the duties of his office under Section 8363 of Title 42 of the Pennsylvania Consolidated Statutes Annotated (relating to the standard of care and justifiable reliance of directors); and (b) the breach or failure to perform constitutes self dealing, willful misconduct or recklessness; provided, however that the provisions of this Section 11 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. The directors shall send, or cause to be sent, to the shareholders, within one hundred twenty days after the close of the fiscal year of the corporation, a financial report as of the closing date of the preceding fiscal year.

CHECKS

Section 4. All checks or demands for money and notes of the corporation shall be signed manually or by facsimile signature of such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall commence on the day immediately following the last Friday of December of each year.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

PENNSYLVANIA BUSINESS CORPORATION LAW

Section 7. Section 4 of the Act amending the Pennsylvania Business Corporation Law signed by Governor Thornburgh on December 23, 1983 (specifically Senate Bill No. 1144), which section provided for the addition of a Section 910 to the Pennsylvania Business Corporation Law shall not be applicable to the corporation in any respect.

Section 8. Subchapter G (Sss.2561-2567) and Subchapter H (52571-2575) of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the corporation in any respect.

ARTICLE IX

AMENDMENTS

Section 1. These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the board of directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.